EXHIBIT 24
SPECIAL LIMITED POWER OF ATTORNEY
(Section 16 Filings)

The undersigned, an officer and/or director of Jones Soda Co., a Washington corporation ("Jones Soda"), hereby constitutes and appoints either of Peter van Stolk or Timothy M. Woodland, each with full power of substitution, as the undersigned's true and lawful attorney-in-fact ("Attorney-in-Fact") to do, perform and take the following actions, for and on behalf of the undersigned:

(1)	execute for and on behalf of the undersigned any and all
Forms 3, 4 and 5 relating to the undersigned's beneficial ownership of securities issued by Jones Soda, and any amendments to any and all such Forms, all in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and the rules thereunder, as anytime amended; and

(2)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5, and any amendments thereto, and the filing of any such form with the Securities and Exchange Commission, any national securities exchange, and any other authority.

The undersigned hereby grants to each such Attorney-in-Fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-Fact, or any substitute therefor, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the Attorney-in-Fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact.

EXECUTED this 22nd day of March, 2006.


/s/ John J. Gallagher
(Signature)

John J. Gallagher
(Print Name)